UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	369 N. New York Ave., Suite 201 Winter Park, Florida	32789
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 904-3324

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On September 20, 2022, CTO Realty Growth, Inc., a Maryland corporation (the ”Company”), and certain subsidiaries of the Company entered into an Eighth Amendment to the Second Amended and Restated Credit Agreement and Joinder (the “Eighth Amendment”), which further amends that certain Second Amended and Restated Credit Agreement dated as of September 7, 2017, by and among the Company, as borrower, certain subsidiaries of the Company that are parties thereto, as guarantors, Bank of Montreal, as administrative agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto (as amended, the “Credit Agreement”).

The Credit Agreement, as amended by the Eighth Amendment, includes, among other things:

●	the origination of a new Term Loan, as defined in the Credit Agreement, in the amount of $100.0 million;
●	the increase of Revolving Credit Commitments, as defined in the Credit Agreement, up to $300.0 million;
●	an accordion option that allows the Company to request additional revolving loan commitments and additional term loan commitments, provided, (i) the aggregate amount of revolving loan commitments shall not exceed $750,000,000 and (ii) the aggregate amount of term loan commitments shall not exceed $500,000,000;
●	an extension of the Revolving Credit Termination Date, as defined in the Credit Agreement, from May 24, 2023 to January 31, 2027;
●	a sustainability-linked pricing component pursuant to which the Company will receive interest rate reductions based on its performance against certain sustainability performance targets;
●	the release of the Pledge Collateral, as defined in the Eighth Amendment; and
●	the joinder of PNC Bank, National Association (“PNC”) as a Term Loan Lender, as defined in the Credit Agreement, and PNC and Regions Bank as Revolving Lenders, as defined in the Credit Agreement.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2022, the Company issued a press release regarding the entry into the Eighth Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Eighth Amendment to Second Amended and Restated Credit Agreement and Joinder, dated as of September 20, 2022
99.1	Press release issued September 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2022

CTO Realty Growth, Inc.

By:	/s/ Matthew M. Partridge
Matthew M. Partridge
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)